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                                                                    Exhibit 23.5

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2004, with respect to the financial statements of Brookdale Living Communities, Inc. included in the Registration Statement (Form S-11 No. 333-120206) and related Prospectus of Provident Senior Living Trust (the "Company") for the registration of 29,266,667 common shares of beneficial interest of the Company.


                                        /s/ ERNST & YOUNG LLP


Chicago, Illinois
November 11, 2004